Exhibit 10.5

THIS OPTION AND THE SHARES RECEIVED UPON EXERCISE OF THIS OPTION SHALL BE SUBJECT TO THE RIGHTS, RESTRICTIONS AND OBLIGATIONS APPLICABLE TO SUCH SECURITIES, ALL AS PROVIDED IN THE STOCKHOLDERS AGREEMENT DATED AS OF JUNE 10, 2004 AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO, AS AMENDED AND IN EFFECT FROM TIME TO TIME (THE “STOCKHOLDERS AGREEMENT”).

STB BEAUTY, INC.

2004 STOCK OPTION

PERFORMANCE OPTION CERTIFICATE

This stock option is granted by STB Beauty, Inc., a Delaware corporation (the “Company”), to ________ (the “Optionee”), pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”).  Definitions not otherwise set forth in the text hereof are set forth in Section 3 hereof.  All capitalized terms not otherwise defined herein (either in the text or Section 3 hereof) shall have the meaning provided in the Plan.

1.             Grant of Option.

(a)           This certificate evidences the grant by the Company on _________ to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of ________ shares (the “Shares”) of common stock of the Company, $.01 par value per share (the “Common Stock”) at $________ per Share.

(b)           The latest date on which this option may be exercised (the “Final Exercise Date”) is the earliest of (i) the tenth anniversary of the date hereof or (ii) the termination hereof in accordance with this certificate, the Stockholders Agreement or the Plan.

(c)           The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Vesting.  The option evidenced by this certificate shall only be exercisable as to the total number of Shares which shall have vested in accordance with this Section 2 (the “Vested Shares”), the date of determination of such vesting being the earliest to occur of (i) a Sale Transaction after which the Investor Stockholders hold less than one-half (1/2) of the Investor Shares Purchased, (ii) at any time after an IPO, the Investor Stockholders holding less than one half of the Investor Shares Purchased, or (iii) the termination of the Optionee’s employment with the Company or any of its subsidiaries (the earliest to occur being the “Determination Date”).

(a)           If there shall not have been a Determination Date on or prior to December 31, 2009, then on December 31, 2009, the number of Vested Shares shall be the Vested EBITDA Shares; provided, however, that if after December 31, 2009 a Determination Date occurs and the number of Vested Shares calculated in accordance with clauses (b), (c) or (d) below yields a greater number of Vested Shares than the number of Shares which otherwise had become Vested

Shares in accordance with this clause (a), then upon such Determination Date, an additional number of Shares equal to the difference between (X) the number of Shares that would have been Vested Shares pursuant to clause (b), (c) or (d) below, as the case may be, and (Y) the number of Shares that had become Vested Shares in accordance with this clause (a), shall become Vested Shares.

(b)           If the Determination Date occurs as set forth in clause (i) above, the number of Vested Shares shall be the product of the Retention Percentage multiplied by the greater of:

(I)            the Vested EBITDA Shares, or

(II)           the total number of Shares multiplied by the MOI Percentage, where the MOI used to calculate the MOI Percentage is the MOI realized on the portion of the Investor Equity Investment applicable to the aggregate number of Investor Shares disposed of in all Common Sales (treating the applicable Investor Shares sold on an average-cost basis), with the Proceeds of such Common Sales for the purpose of determining the MOI being equal to the cumulative, aggregate fair market value of consideration actually received by the Investor Stockholders in all Common Sales (including in the Sale Transaction triggering this calculation, after giving effect to any dilution from the vesting of any Performance Options).

The Retention Percentage shall not increase after the termination of the Optionee’s employment with the Company or any of its subsidiaries.

(c)           If the Determination Date occurs as set forth in clause (ii) above, the number of Vested Shares shall be the product of the Retention Percentage multiplied by the greater of:

(I)            the Vested EBITDA Shares; or

(II)           the total number of Shares multiplied by the MOI Percentage, where the MOI used to calculate the MOI Percentage is the MOI on the Investor Equity Investment, with the Proceeds for the purpose of determining the MOI being equal to the sum of (A) (x) the total number of Investor Shares then held multiplied by (y) the average closing bid price of the Common Stock as reported on the national exchange or on the national market system on which the Common Stock is listed or traded, for the thirty consecutive trading days immediately prior to such Determination Date plus (B) the aggregate fair market value of consideration actually received by the Investor Stockholders in all previous Common Sales.

provided, however, that if on the Determination Date the Retention Percentage is less than 100%, then on June 15 in each year subsequent to the Determination Date up to and including the fifth anniversary of June 15, 2004, a number of Shares equal to 20% of the greater of (I) or (II) of this clause (c) shall become Vested Shares; and provided, further, if subsequent to the Determination Date, a Sale Transaction is consummated, then upon the consummation of such Sale Transaction, an additional number of Vested Shares equal to the difference between (X) the number of Shares that would have been Vested Shares pursuant to this clause (c) had the Sale Transaction occurred on the Determination Date and (Y) the number of Shares that had become Vested Shares in accordance with this clause (c) prior to such Sale Transaction, shall become Vested Shares.  The Retention Percentage shall not increase after the termination of the Optionee’s employment with the Company or any of its subsidiaries.

(d)           If the Determination Date occurs as set forth in clause (iii) above, the number of Vested Shares shall be the product of the Retention Percentage multiplied by the total number of Vested EBITDA Shares as of such Determination Date.

3.             Definitions.

As used herein, the following terms shall have the meanings set forth below:

“Actual Cumulative EBITDA” means the cumulative total of Adjusted EBITDA for each of the fiscal quarters commencing on April 1, 2004 through the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Actual Cumulative EBITDA is calculated; provided, however, that if the Actual Cumulative EBITDA is calculated on the last day of a fiscal quarter, the Actual Cumulative EBITDA shall also include the Adjusted EBITDA for that fiscal quarter.  At no time shall Actual Cumulative EBITDA include Adjusted EBITDA for partial fiscal quarters.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization of financing costs and intangibles calculated in accordance with generally accepted accounting principles applied consistently with prior periods as reported in the Company’s financial statements for the fiscal quarter in connection with which such term is used and includes an add back for management fees paid to certain investors in the Company.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Berkshire Stockholders” is defined in the Stockholders Agreement.

 “Common Sale” means one or more transactions in which any of the Investor Stockholders, directly or indirectly, sells or otherwise transfers for value, or causes to be sold or transferred for value, the direct or indirect beneficial ownership of any or all of the Investor Shares Purchased to any Person other than any Permitted Transferee (other than a person acquiring under clause (vii) of the definition of such term in the Stockholders Agreement) of an Investor Stockholder.

“Determination Date” is defined in Section 2.

“EBITDA Percentage” means:

(i)                       If Actual Cumulative EBITDA is less than the Minimum Threshold, then the EBITDA Percentage is 0%.

(ii)                    If Actual Cumulative EBITDA is greater than or equal to the Target Threshold, then the EBITDA Percentage is 100%.

(iii)                   If Actual Cumulative EBITDA is greater than or equal to the Minimum Threshold but less than the Target Threshold, then the EBITDA Percentage is (A) the difference between the Actual Cumulative EBITDA and the Minimum Threshold divided by (B) the difference between the Target Threshold and the Minimum Threshold.

“Group” means any two or more Persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring or holding securities of the Company.

“Initial Public Offering” or “IPO” means the first completion of a sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which the Common Stock shall be listed and traded on a national exchange or on the NASDAQ National Market System.

“Investor Equity Investment” means, at the time of determination, the aggregate consideration (whether cash or otherwise) paid by the Investor Stockholders to acquire the Investor Shares Purchased from time to time, without giving effect to any reduction resulting from any Common Sale or Sale Transaction.

“Investor Shares” means the shares of common stock, par value $.01 per share, of the Company held by the Investor Stockholders or any other securities or equity interests into which such Investor Shares shall be converted or exchanged pursuant to a merger, recapitalization or other transaction.

“Investor Shares Purchased” means, at the time of determination, the aggregate number of Investor Shares acquired by the Investor Stockholders, without giving effect to any reduction resulting from any Common Sale or Sale Transaction.

“Investor Stockholders” means the Berkshire Stockholders and the JH Stockholders.

 “JH Stockholders” is defined in the Stockholders Agreement.

“Minimum Threshold” is defined on Schedule 1.

“MOI” means, with respect to any portion of the Investor Shares, the ratio equal to the aggregate Proceeds received by the Investor Stockholders with respect to such Investor Shares divided by the portion of the Investor Equity Investment attributable to such Investor Shares.

“MOI Percentage” means:

(i)            If the MOI is less than 2.5, then the MOI Percentage is 0%.

(ii)                                  If the MOI is greater than or equal to 5, then the MOI Percentage is 100%.

(iii)                               If the MOI is greater than or equal to 2.5 and less than 5, then the MOI Percentage is (A) the difference between the MOI and 2.5 divided by (B) 2.5.

“Permitted Transferee” is defined in the Stockholders Agreement; provided, that solely for the purposes of this Performance Option Certificate, Permitted Transferee shall not include the Company.

“Person” means any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Proceeds” means the sum of (i) actual proceeds received by the Investor Stockholders for Investor Shares in all Common Sales and Sale Transactions, and (ii) any dividends and other distributions received by the Investor Stockholders on Investor Shares described in clause (i); provided, that in no event shall “Proceeds” include the receipt by any of the Investor Stockholders of (a) management fees or (b) closing fees, investment banking fees or similar fees payable in connection with any transaction.  For purposes of this definition, all non-cash proceeds received by the Investor Stockholders shall be valued at the fair market value of such proceeds, as reasonably determined by the board of directors of the Company (the “Board”).

“Retention Percentage” means:

(i)                                     Before ________, 2006, 0%.

(ii)                                  On or after _________, 2006 and prior to _________, 2007, 20%.

(iii)                               On or after _________, 2007 and prior to _________, 2008, 40%.

(iv)                              On or after _________, 2008 and prior to _________, 2009, 60%.

(v)                                 On or after _________, 2009 and prior to _________, 2010, 80%.

(vi)                              On or after _________, 2010, 100%.

(vii)                           Upon the consummation of a Sale Transaction, 100%.

“Sale Transaction” shall mean (i) any transaction or series of related transactions in which any Person who is not an Affiliate of the Company, or any two or more such Persons acting as a Group, and all Affiliates of such Person or Persons, who prior to such time owned no shares of the Company’s Common Stock or shares of the Company’s Common Stock representing less than fifty percent (50%) of the voting power at elections for the Board of Directors of the Company (the “Board”), shall (A) acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (B) otherwise be the owner of (as a result of a redemption of shares of the Company’s Common Stock or otherwise), shares of the Company’s Common Stock (or shares in a successor corporation by merger, consolidation or otherwise) such that following such transaction or transactions, such Person or Group and their respective Affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the board of directors of the Company or any successor corporation, or (ii) the sale or transfer of all or substantially all the Company’s or MD Beauty, Inc.’s assets and following such sale or transfer, there is a liquidation of the Company.  For purposes of this definition, it is understood and agreed that as of the date hereof, the only stockholders of the Company which constitute Affiliates of the Company are Berkshire Fund VI Investment Corp., Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Berkshire Investors LLC, and JH MDB Investors, L.P.

“Target Threshold” is defined on Schedule 1.

“Vested EBITDA Shares” means, on the date of calculation, the total number of Shares multiplied by the EBITDA Percentage, where the EBITDA Percentage is calculated using the Minimum Threshold, Target Threshold and Actual Cumulative EBITDA values for the fiscal quarter immediately preceding the date that the number of such Vested EBITDA Shares is being determined; provided, however, that no calculations shall take into account Adjusted EBITDA prior to April 1, 2004; and provided, further, that if any calculation of Vested EBITDA Shares is made on the last day of a fiscal quarter, the Actual Cumulative EBITDA, the Minimum Threshold and the Target Threshold shall all be calculated including Adjusted EBITDA for such fiscal quarter rather than using the values of the preceding fiscal quarter.

“Vested Shares” is defined in Section 2.

4.             Exercise of Option.

Each election to exercise this option shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and received by the Company at its principal office, accompanied by payment in full and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative, the authority of such Legal Representative) as the Company may require.  The purchase price may be paid (i) in cash or by personal check, bank check or money order payable to the order of the Company, (ii) through the delivery of shares of Stock that have been outstanding for at least six months and that have a fair market value on the last business day preceding the date of exercise equal to the exercise price, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver to the Company promptly upon the sale of Shares to be issued sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment.

5.             Stockholders Agreement; Termination of Employment.

The option evidenced by this certificate and any Shares received upon the exercise of this option shall be subject to the Plan and the Stockholders Agreement, and the issuance of this option certificate shall be conditional upon the execution and delivery by the Optionee of a joinder to the Stockholders Agreement.  This option and the Shares received upon exercise of this option shall be subject to the rights, restrictions and obligations applicable to options and shares of Common Stock as provided from time to time in such Stockholders Agreement, including without limitation, the obligations applicable to options and shares of Common Stock under Section 2.2 thereof relating to the Company’s right to call securities in the event of the termination of the Optionee’s employment with the Company or any of its subsidiaries.  In addition to the provisions of the Plan and the Stockholders Agreement, upon termination of the Optionee’s employment with the Company or any of its subsidiaries for any reason, any portion of this option that shall not have vested prior to or upon such termination shall immediately terminate.

6.             Equitable Adjustments.  In the event that on or before the Final Exercise Date, the Company or any of its subsidiaries shall make any acquisitions of any business (by merger, stock purchase, consolidation or otherwise) or shall dispose of any significant assets of the business of the Company or any of its subsidiaries, the Board, in its reasonable judgment and after consultation with the senior management of the Company, may make any equitable adjustments to the targets set forth on Schedule 1 hereof as may be necessary to eliminate the effects of such events.

7.             Restrictions on Transfer.

(a)           In addition to the provisions of Section 5 above, if at the time this option is exercised the Company and a majority in interest of the Management Stockholders (as defined in the Stockholders Agreement) are party to any other agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Board).

(b)           Certificates evidencing any Shares purchased by an Optionee upon exercise of options granted hereby may bear the following legends, in addition to any legends which may be required by any agreement referred to in the immediately preceding paragraph:

“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.”

“The securities represented by this Certificate are subject to the terms and conditions, including certain restrictions on transfer, of a Stockholders Agreement dated as of June 10, 2004, as amended from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Agreement.  A copy of the Stockholders Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) business days after receipt of a written request.”

All Shares shall also bear all legends required by federal and state securities laws.

8.             Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Person exercising this option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.  The Optionee shall be responsible for filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, within 30 days of the exercise of the option to the extent deemed necessary or desirable by the Optionee and the Optionee shall provide the Company with a copy of any such election promptly thereafter.

9.             Nontransferability of Option.

This option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.

10.           Effect on Employment.

Neither the grant of this option, nor the issuance of Shares upon exercise of this option, shall give the Optionee any right to be retained in the employ of the Company, affect the right of the Company to discharge or discipline such Optionee at any time or affect any right of such Optionee to terminate his or her employment at any time.

11.           Provisions of the Plan.

This option is subject in its entirety to the provisions of the Plan, a copy of which is furnished to the Optionee with this option.

IN WITNESS WHEREOF, the Company has caused this Performance Stock Option to be executed by its duly authorized officer.

STB BEAUTY, INC.

By:
Name:
Title:

Dated:

SCHEDULE 1

Performance Option Certificate

Cumulative Adjusted EBITDA Calculation

($mm)

	Bank Case Projected EBITDA	Minimum Cumulative EBITDA Threshold (“Minimum Threshold”)	Management Case Projected EBITDA	Target Cumulative EBITDA Threshold (“Target Threshold”)
Q2 ‘04	$7,739	$7,739	$9,925	$9,925
Q3 ‘04	$6,032	$13,771	$8,746	$18,671
Q4 ‘04	$9,474	$23,245	$12,556	$31,226
Q1 ‘05	$8,103	$31,348	$13,440	$44,666
Q2 ‘05	$9,230	$40,578	$14,544	$59,210
Q3 ‘05	$7,246	$47,824	$12,689	$71,899
Q4 ‘05	$10,909	$58,733	$16,645	$88,544
Q1 ‘06	$9,292	$68,025	$17,724	$106,268
Q2 ‘06	$10,483	$78,508	$19,017	$125,285
Q3 ‘06	$8,340	$86,848	$17,060	$142,345
Q4 ‘06	$12,482	$99,330	$21,703	$164,048
Q1 ‘07	$10,221	$109,551	$19,010	$183,058
Q2 ‘07	$11,531	$121,083	$21,447	$204,505
Q3 ‘07	$9,174	$130,257	$17,062	$221,567
Q4 ‘07	$13,730	$143,987	$25,536	$247,103
Q1 ‘08	$10,732	$154,719	$19,961	$267,064
Q2 ‘08	$12,108	$166,827	$22,519	$289,582
Q3 ‘08	$9,633	$176,460	$17,915	$307,498
Q4 ‘08	$14,417	$190,877	$26,813	$334,311
Q1 ‘09	$11,269	$202,146	$20,958	$355,269
Q2 ‘09	$12,713	$214,859	$23,645	$378,914
Q3 ‘09	$10,114	$224,973	$18,811	$397,725
Q4 ‘09	$15,138	$240,111	$28,154	$425,879